UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: February 8, 2017

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)                                  On February 8, 2017, the Board of Directors (the “Board”) of EnteroMedics Inc. (the “Company”) confirmed that, pursuant to the terms of the Second Amended and Restated 2003 Stock Incentive Plan (the “Plan”), the number of shares of common stock authorized under the Plan had been reduced from 40,000,000 shares to 3,000,000 shares as a result of the recent recapitalization of the Company consisting of the reverse stock split of the Company’s common stock effected on December 27, 2016, and the public offering of the Company’s stock which closed on January 23, 2017. Pursuant to the terms of the Plan, the Board is required to adjust the number of shares authorized under the Plan as it determines necessary after a recapitalization or other similar corporate transaction to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

A copy of the Plan is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	EnteroMedics, Inc. Second Amended and Restated 2003 Stock Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Compliance Officer

Date:  February 14, 2017

EXHIBIT INDEX

Exhibit No.	Description
10.1	EnteroMedics, Inc. Second Amended and Restated 2003 Stock Incentive Plan.